Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard H. Fleming, D. Rick Lowes and Stanley L. Ferguson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-1 and any or all amendments thereto (including any post-effective amendments) relating to the issuance of up to 45,242,221 rights to purchase common stock, par value $0.10 per share, of USG Corporation and up to 45,242,221 shares of common stock issuable upon exercise of the rights, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney has been signed as of the 8th day of February, 2006, by the following persons:

/s/ William C. Foote	/s/ Richard H. Fleming
William C. Foote Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	Richard H. Fleming Executive Vice President Chief Financial Officer (Principal Financial Officer)

/s/ D. Rick Lowes	/s/ Robert L. Barnett
D. Rick Lowes Vice President and Controller (Principal Accounting Officer)	Robert L. Barnett Director

/s/ Keith A. Brown	/s/ James C. Cotting
Keith A. Brown Director	James C. Cotting Director

/s/ Lawrence M. Crutcher	/s/ W. Douglas Ford
Lawrence M. Crutcher Director	W. Douglas Ford Director

/s/ David W. Fox	/s/ Valerie B. Jarrett
David W. Fox Director	Valerie B. Jarrett Director

/s/ Steven F. Leer	/s/ Marvin E. Lesser
Steven F. Leer Director	Marvin E. Lesser Director

/s/ John B. Schwemm	/s/ Judith A. Sprieser
John B. Schwemm Director	Judith A. Sprieser Director